UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

HashiCorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41121	32-0410665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street
Suite 700
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 301-3250

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000015 per share	HCP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Arrangement with President, Worldwide Field Operations

On February 13, 2025, HashiCorp, Inc. (the “Company”) entered into a letter agreement with Susan St. Ledger, the Company’s President, Worldwide Field Operations, as approved by the Compensation Committee of the Board of Directors of the Company. The letter agreement provides, among other things, that the Company will pay (i) a spot bonus of $300,000 to Ms. St. Ledger no later than February 15, 2025, subject to Ms. St. Ledger’s execution and non-revocation of the Company’s standard release of claims, and (ii) a retention bonus of $1,500,000 to Ms. St. Ledger if she remains a full-time employee of the Company in her current role through the earlier of the closing of the acquisition of the Company by International Business Machines Corporation and April 30, 2025 (the “Separation Date”). The retention bonus, to the extent earned, is payable within 30 days following the Separation Date, subject to Ms. St. Ledger’s execution and non-revocation of the Company’s standard release of claims. If, prior to the Separation Date, the Company terminates the employment of Ms. St. Ledger without cause, then Ms. St. Ledger will be entitled to receive the retention bonus within 30 days following the termination date, subject to Ms. St. Ledger’s execution and non-revocation of the Company’s standard release of claims. On the Separation Date, Ms. St. Ledger’s employment with the Company will terminate and she will become a consultant to the Company pursuant to a standard form consulting agreement.

The preceding description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Letter Agreement between the Company and Susan St. Ledger, dated February 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HASHICORP, INC.

Date: February 14, 2025	By:	/s/ Paul Warenski
	Name:	Paul Warenski
	Title:	Chief Legal Officer